[LETTERHEAD OF TROOP MEISINGER STEUBER & PASICH, LLP]


                             March 17, 1998



United States Securities and Exchange Commission
450 5th Street
Washington, D.C.  20549-1004
Mail Stop 1-4

Attn:  Filing Desk

     RE:  SIGNATURE EYEWEAR, INC.

Ladies and Gentlemen:

     Pursuant to Rules 101(a) and 309 of Regulation S-T, enclosed for filing on behalf of Signature Eyewear, Inc., a California corporation, is a Form S-8.

     The registration fee in the amount of $2,154 has been wired to the Commission's lock box as of the date hereof.

     If you have any questions or require any additional information or documents, please telephone the undersigned or John McIlvery at (310) 443-7659.



                                    Sincerely,

                                    /s/ Mark Dancsecs

                                    Mark S. Dancsecs
                                    for TROOP MEISINGER
                                    STEUBER & PASICH, LLP

Encl.

cc:  National Association of Securities Dealers